                                                                    EDGAR
EXHIBIT NO.     EXHIBIT NAME                                        EXHIBIT NO.
-----------     ------------                                        -----------
15(xiii)        Form of Amendment to Administration Agreement       99.B15(xiii)


                                   [Form of]

                      AMENDMENT DATED [___________,] 199_

                                       TO

                            ADMINISTRATION AGREEMENT
                             DATED NOVEMBER 1, 1995

          The Administration Agreement, dated as of November 1, 1995 (the "Agreement") between PIMCO Funds (the "Trust"), a Massachusetts business trust, and Pacific Investment Management Company (the "Administrator" or "PIMCO"), a general partnership organized under the laws of California, is hereby amended as follows:

          (1) The second and third introductory paragraphs of the Agreement are hereby amended so that said paragraphs read in their entirety as follows:

          WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and each series of the Trust issues its Shares in five classes: Class A, Class B, Class C, the Institutional Class and the Administrative Class, with each such class representing interests in the same portfolio of securities and other assets; and

          WHEREAS, the Trust has established twenty series, which are designated as the Money Market Fund; the Short-Term Fund; the Low Duration Fund; the Low Duration Fund II; the Low Duration

Fund III; the Moderate Duration Fund; the High Yield Fund; the Total Return Fund; the Total Return Fund II; the Total Return Fund III; the Commercial Mortgage Securities Fund; the Long-Term U.S. Government Fund; the Real Return Bond Fund; the Foreign Bond Fund; the Global Bond Fund; the Global Bond Fund II; the International Bond Fund; the StocksPLUS Fund; the StocksPLUS Short Strategy Fund; and the Strategic Balanced Fund; such series, together with any other series subsequently established by the Trust, with respect to which the Trust desires to retain the Administrator to render administrative services hereunder, and with respect to which the Administrator is willing to do so, being herein collectively referred to also as the "Funds"; and

      (2) Section 5 is hereby amended so that reads in its entirety as follows:

          5.  Compensation.  As compensation for the services rendered under
              ------------
this Agreement, the Trust shall pay to the Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of each of the Funds during the preceding month. The fee rates applicable to each Class of a Fund shall be set forth in a schedule to this Agreement. The fees payable to the Administrator for all of the Funds shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

          (3) In Section 7, Paragraph (h) of the expenses of the Trust is hereby amended so that it reads as follows:

              [The Trust shall bear the following expenses:]

                   (h) Any expenses allocated or allocable to a specific class of shares, including fees paid pursuant to an administrative services or distribution plan.

          (4) Section 8 is hereby amended so that it reads in its entirety as follows:

              8.   Liability. The Administrator shall give the Trust the benefit
                   ---------
of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person including persons that provide services for the Funds as described in Section 2(b) of this Agreement.

     (5) Term and Continuation.  This Amendment to the Agreement shall take
         ---------------------
effect as of the date indicated above, and shall remain in effect, unless sooner terminated as provided herein, for one year from such date, and shall continue thereafter on an annual basis with respect to each Fund or class thereof provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the Fund or class, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or PIMCO, cast in person at a meeting called for the purpose of voting on such approval.

         (a) This Agreement may be terminated with respect to the Institutional Class and Administrative Class shares of the Funds (except for the Global Bond Fund II):

               (i) by the Trust at any time with respect to the services provided by the Administrator, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of the Administrative and Institutional Class shareholders of such Fund, on 60 days' written notice to the Administrator;

               (ii) at the expiration of the two-year period commencing the date of its effectiveness (November 1, 1995), by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

          (b) This Agreement may be terminated with respect to the Class A, Class B or Class C Shares of the High Yield, Total Return, Low Duration, and Money Market Funds, or with respect to any class of shares of the Global Bond Fund II:

               (i) by the Trust at any time with respect to the services provided by the Administrator, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or class, by vote of a majority of the outstanding voting shares of such Fund or class, on 60 days' written notice to the Administrator;

               (ii) at the expiration of the one-year period commencing on the date of effectiveness of this Amendment, by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

          (c) This agreement may be terminated with respect to the Class A, Class B or Class C Shares of each Fund other than those Funds in Section 5(b) above:

               (i) by the Trust at any time with respect to the services provided by the Administrator, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or class, by vote of a majority of the outstanding voting shares of such Fund or class, on 60 days' written notice to the Administrator;

               (ii) by the Administrator at any time, without payment of any penalty, upon 60 days' written notice to the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below on the day and year first above written.



                                    PIMCO FUNDS




__________________________          By:  __________________________________
Attest                                    Title:
Title:

                                    PACIFIC INVESTMENT MANAGEMENT COMPANY





__________________________          By:  __________________________________
Attest                                   Title:
Title:

                                  Schedule to
                            Administration Agreement

                                                                       Fee Rate
                                                                       --------

                                             Institutional
                                                  and
                                             Administrative
      Fund                                     Classes (%)                                   Class A, B and C (%)
      ----                    -------------------------------------------      ----------------------------------------------
                                   Custody and         Other                         Custody and         Other
                              Portfolio Accounting   Expenses       Total      Portfolio Accounting     Expenses        Total
                              --------------------   --------       -----      --------------------     --------        -----
Money Market                           0.10             0.10         0.20               0.10               0.25          0.35
Short-Term                             0.10             0.10         0.20               0.10               0.25          0.35
Low Duration                           0.10             0.08         0.18               0.10               0.30          0.40
Low Duration II                        0.10             0.15         0.25               0.10               0.30          0.40
Low Duration III                       0.10             0.15         0.25               0.10               0.30          0.40
Moderate Duration                      0.10             0.10         0.20               0.10               0.30          0.40
High Yield                             0.10             0.15         0.25               0.10               0.30          0.40
Total Return                           0.10             0.08         0.18               0.10               0.30          0.40
Total Return II                        0.10             0.15         0.25               0.10               0.30          0.40
Total Return III                       0.10             0.15         0.25               0.10               0.30          0.40
Commercial Mortgage Securities         0.10             0.15         0.25               0.10               0.30          0.40
Long-Term U.S. Government              0.10             0.15         0.25               0.10               0.30          0.40
Real Return Bond                       0.10             0.15         0.25               0.10               0.30          0.40
Foreign Bond                           0.10             0.15         0.25               0.10               0.35          0.45
Global Bond                            0.10             0.20         0.30               0.10               0.35          0.45
Global Bond II                         0.10             0.20         0.30               0.10               0.35          0.45
International Bond                     0.10             0.15         0.25               0.10               0.35          0.45
StocksPLUS                             0.10             0.15         0.25               0.10               0.30          0.40
StocksPLUS Short Strategy              0.10             0.15         0.25               0.10               0.30          0.40
Strategic Balanced                     0.10             0.15         0.25               0.10               0.30          0.40